UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

GENOCEA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Cambridge Discovery Park
100 Acorn Park Drive, 5th Floor
Cambridge, MA	02140
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (617) 876-8191

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2014, Genocea Biosciences, Inc. (the “Company”) announced the appointment of Jonathan Poole, age 39, as Chief Financial Officer. Mr. Poole will be designated as the Company’s principal financial officer and principal accounting officer.

Prior to his appointment as Chief Financial Officer, Mr. Poole was Senior Vice President of Pipeline and Technical Operations overseeing finance support for Shire plc’s global business development, R&D and technical operations activities. Mr. Poole previously served for four years as divisional Chief Financial Officer of Shire HGT, its $1.5 billion rare disease division. He began his career in the UK in investment banking with UBS Warburg and ING Barings and also worked as an investment manager for Avanti Capital Plc, a UK private equity investment firm. Mr. Poole has an MBA from the London Business School and a BSc in biological sciences from Durham University in the UK.

In connection with Mr. Poole’s appointment, the Company entered into a letter agreement (the “Agreement”) with Mr. Poole governing the terms of Mr. Poole’s employment for an indefinite term.  This Agreement became effective on April 7, 2014, the first day of Mr. Poole’s employment with the Company. Under the Agreement, Mr. Poole will receive an initial annual base salary of $320,000 and is eligible for an annual bonus target of 35% of his base salary. In addition, pursuant to the terms of the Agreement and the Company’s 2014 Equity Incentive Plan, on April 7, 2014, the Company granted Mr. Poole an award of stock options to purchase 200,726 shares of the Company’s common stock. The options have a term of ten years with an exercise price equal to $17.89 per share, the closing price of the Company’s common stock as reported by the Nasdaq Global Market on April 7, 2014.   The options are scheduled to vest as to 25% of the shares on the first anniversary of the date Mr. Poole becomes Chief Financial Officer and, thereafter, in ratable monthly installments for 36 months. Vesting of the award is subject to Mr. Poole’s continued service with the Company through the relevant date.

Upon execution and effectiveness of a release of claims, Mr. Poole will be entitled to severance payments if the Company terminates his employment without cause or Mr. Poole terminates his employment for good reason, each as defined in the Agreement.

In connection with the execution of the Agreement, Mr. Poole will enter into an At-Will Employment, Confidential Information, Invention Assignment, Non-Competition and Nondisclosure Agreement with the Company.

A press release announcing Mr. Poole’s employment is filed as Exhibit 99.1 hereto.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

	By:	/s/ WILLIAM CLARK
William Clark
President and Chief Executive Officer

Date: April 8, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter agreement, dated April 7, 2014, by and between Genocea Biosciences, Inc. and Jonathan Poole

99.1	Press Release issued by Genocea Biosciences, Inc. on April 7, 2014